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                   Baxter International Inc. and Subsidiaries
         Exhibit 11.1 - Computation of Primary Earnings per Common Share

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(Unaudited - in millions, except per share data)                   Three months ended              Six months ended
                                                                             June 30,                      June 30,
                                                                  1997           1996           1997           1996
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EARNINGS
  Income (loss) from continuing operations applicable
       to common stock                                            $162           $142           ($41)          $280

  Income from discontinued operations                                0             34              0             54
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  Net income (loss) available for common stock                    $162           $176           ($41)          $334
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SHARES
  Weighted average number of common
       shares outstanding                                          278            272            276            272
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PRIMARY EARNINGS PER COMMON SHARE
  Income (loss) from continuing operations                       $0.58          $0.52         ($0.15)         $1.03
  Income from discontinued operations                             0.00           0.13           0.00           0.20
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  Net income (loss)                                              $0.58          $0.65         ($0.15)         $1.23
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